EXHIBIT 23.1


                           SHELLEY INTERNATIONAL CPA
                               161 E. 1st St. #1
                                 Mesa, AZ 85201
                                  480-461-8301


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the incorporation by reference in the foregoing Registration Statement on Form S-8 of our report dated January 24, 2003, relating to the consolidated financial statements of Century Pacific Financial Corporation and Subsidiary included in the Report on Form 10-KSB for the year ended September 30, 2002, filed with the Securities and Exchange Commission on January 24, 2003.


                                             /s/ Mark Shelley
                                             -----------------------------------
                                             SHELLEY INTERNATIONAL CPA
                                             Certified Public Accountant

Mesa, Arizona
March 30, 2003